Exhibit 21.1

                         Subsidiaries of the Registrant
                              (as of July 2, 2006)



1-800-FLOWERS Service Support Center, Inc. (New York)
1-800-FLOWERS Team Services, Inc. (Delaware)
1-800-FLOWERS Seasonal Team, Inc. (Delaware)
1-800-FLOWERS RETAIL, Inc. (Delaware)
1-800-FLOWERS.COM Franchise Co., Inc. (Delaware)
800-FLOWERS, Inc. (New York)
Amalgamated Consolidated Enterprises, Inc. (Nevada)
Bloomlink Systems, Inc. (New York)
Conroy's Inc. (California)
Fresh Intellectual Properties, Inc. (Delaware)
The Plow & Hearth I, LLC (Virginia)
The Plow & Hearth, Inc. (Virginia)
Westbury Investing Corp. (Delaware)
TheGift.com, Inc. (Delaware)
GT&C.com, Inc. (Delaware)
The Children's Group, Inc. (Delaware)
The Popcorn Factory, Inc. (Delaware)
Guarded Realty Holdings, LLC. (Delaware)
BloomNet Exchange, Inc. (Delaware)
The Winetasting Network (California)
WTN Services, LLC (California)
Cheryl & Co. (Ohio)
Floranet Iberia S.L. (Spain)
Fannie May Confections Brands Inc (Utah)
Fannie May Confections, Inc (Delaware)
Harry London Candies, Inc. (Ohio)
FMCB Acquisition Co., Inc. (Delaware)